Exhibit 10.95

                         MANAGEMENT SERVICES AGREEMENT



         This Management Services Agreement (this "Agreement") dated as of January 1, 2000, is by and between APS Consulting, Inc., a Texas corporation
(the  "Company"),   and  American   Physicians  Service  Group,  Inc.,  a  Texas
corporation ("APSG").

                                    RECITALS

         Certain employees of APSG have experience and knowledge in providing management, oversight, accounting, and consulting advisory services, and the Company desires to obtain the services of APSG, and certain employees of APSG, including, without limitation, in their roles as directors, in managing and overseeing the accounting and other related operations of the Company, and serving as members of the board of directors of the Company.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1
                                   DEFINITIONS

Section 1.1 DEFINITIONS. For purposes of this Agreement, the following definitions shall have the meaning set forth below:

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         "Affiliate"  with  respect to any named person shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such named person. A "person" is
any  natural   person,   corporation,   partnership,   trust  or  other  entity.
Notwithstanding the foregoing, or any other provision of this agreement, the Company shall not be considered an Affiliate of APSG and vice versa.

         "Company" shall mean the Company as defined in the first paragraph of this Agreement.

         "Company Employees" shall mean those individuals who are employed by or otherwise under contract or associated with the Company.

         "Company Expenses" shall mean, commencing on the date of this Agreement, all direct, indirect, operating and non-operating actual costs, expenses, obligations, liabilities, disbursements or other outlays incurred by APSG in providing management and any other services to the Company pursuant to this Agreement, including, without limitation:

(a) Travel and lodging costs and expenses of all employees or other representatives of APSG incurred pursuant to this Agreement;

(b) Direct and indirect costs of all consultants or independent contractors of APSG and its Affiliates engaged to provide services for the Company; provided, however, only the portion of APSG's expenses related to such consultant or independent contractor that is allocable to work performed at or for the benefit of the Company shall be included in Company Expenses;

(c) The allocable portion of any personal and property taxes assessed against APSG or its Affiliates' assets which are leased or utilized for the benefit of the Company;


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(d)      The allocable portion of all direct and indirect expenses related to accounting, audit and legal expenses, and transactional and operating costs;

(e) The costs of third-party preparation of tax returns and similar matters for the Company; and

(f) All expenses specifically included in the "Company Expenses" in this Agreement.

         "APSG" shall mean APSG as defined in the first paragraph of this Agreement.

         "APSG Employees" shall mean those individuals who are employed by or otherwise under contract or associated with APSG, whether or not such individuals participate in providing services to the Company pursuant to this Agreement.

         "APSG Expenses" shall mean:

                  (a) any corporate overhead expenses of, and other costs incurred by, APSG that are not directly related to, identifiable with or attributable to services provided to the Company, as reasonably determined by APSG;

                  (b) State and federal income taxes and any franchise or similar taxes of APSG; and

                  (c) Any other expenses specifically included in "APSG Expenses" in this Agreement. Provided, however, that notwithstanding anything contained herein to the contrary, the Company Expenses shall not be included in APSG Expenses.


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

                                   ARTICLE 2
                           RELATIONSHIP OF THE PARTIES

         The  Company  and  APSG  intend  to  act  and  perform  as  independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties.

                                   ARTICLE 3
                         SERVICES TO BE PROVIDED BY APSG

Section 3.1 Overall Function. APSG shall provide or arrange for the services set forth in this Article III, and the costs, fees, expenses and other disbursements incurred by APSG in connection therewith shall be included in the Company Expenses, except to the extent such costs, fees or expenses are expressly included in APSG Expenses. APSG shall, and shall use its best efforts to cause its employees to, comply with all applicable federal, state and local laws, rules and regulations in its provision of services hereunder.

Section 3.2 Management Services. The Company hereby engages APSG to provide management, accounting and data processing services, including without limitation, clerical, accounting, bookkeeping and computer services, information management, printing, postage and duplication services. Any audits to be conducted shall be an the Company Expense.

Section 3.3 Contractual Relationships. APSG shall not, on behalf of the Company, negotiate, establish, enter into, materially amend or terminate any contract (collectively, the "Contracts") without the prior approval of the Company.


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

Section 3.4 Other Consulting and Advisory Services. APSG may provide such other consulting and advisory services as requested by the Company and agreed to by APSG. Such services may relate to any area of the Company's business functions, including, without limitation, financial planning, acquisition and expansion strategies, development of long-term business objectives and other related matters.

                                   ARTICLE 4
                       FINANCIAL AND SECURITY ARRANGEMENTS

Section 4.1 General Terms. The Company and APSG agree that the compensation set forth in this Article is being paid to APSG in consideration of the services provided and the substantial commitment and effort made by APSG hereunder and that such fees have been negotiated at arms' length and are fair, reasonable and consistent with fair market value.

Section 4.2 Compensation. APSG shall be entitled to compensation from the Company in the amount of Five Thousand Dollars ($5,000) each month during the Term (as hereinafter defined) of this Agreement (the "Management Fee"). The Management Fee shall be payable in advance, on the first day of each month.

Section 4.3 Reimbursement of the Company Expenses. In addition to the Management Fee, APSG shall be entitled to reimbursement from the Company for all the Company Expenses incurred, directly or indirectly, by APSG. Notwithstanding the foregoing, APSG shall not be entitled to any reimbursement for APSG Expenses incurred, directly or indirectly, by APSG.


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

Section 4.4 Allocation of Expenses. In the event APSG incurs a direct or indirect expense which partially constitutes a Company Expense (a "Shared Expense"), APSG shall allocate as a Company Expense that portion of each Shared Expense which, in its reasonable discretion, is identifiable with or related to services provided hereunder.

                                   ARTICLE 5
                                    INDEMNITY

         The Company shall indemnify, defend and hold APSG, APSG's Affiliates and their respective officers, partners, directors, shareholders, managers, members, employees, agents and consultants harmless, from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), whether or not covered by insurance (including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the gross negligence, recklessness or willful misconduct of the Company and/or its officers, employees and/or subcontractors (other than APSG, APSG's Affiliates or their employees) during the term of this Agreement or
(ii) any act or omission by the Company that constituted a breach or default under this Agreement. APSG shall indemnify, defend and hold the Company, the
Company's Affiliates and their respective officers, partners, directors, shareholders, managers, members, employees, agents and consultants (other than such persons who are also officers, partners, employees, agents or consultants of APSG), harmless from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), whether or not covered by insurance (including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the gross negligence, recklessness or willful misconduct of APSG and or its


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

officers, employees and/or subcontractors (other than the Company or its employees) during the term of this Agreement or (ii) any act or omission by APSG that constituted a breach or default under this Agreement.

                                   ARTICLE 6
                              TERM AND TERMINATION

Section 6.1 Term of Agreement. The initial term of this Agreement shall commence on the date hereof and shall expire on the first anniversary hereof (the "Initial Term"); upon the expiration of the Initial Term, and any renewal thereof, this Agreement shall automatically renew itself for successive one-year terms (the Initial Term together with all successive renewals thereof shall be referred to herein as the "Term"), unless terminated earlier pursuant to this Article.

Section 6.2 EARLY TERMINATION. APSG may terminate this Agreement immediately, for any or no reason, by giving written notice thereof to the Company.

Section 6.3 EFFECT UPON TERMINATION. Upon termination, this Agreement shall terminate and shall be of no further force and effect; provided, however:

(a) APSG shall use its best efforts to cooperate with the Company for the appropriate transfer of management services.

(b) Each party hereto shall provide the other party with reasonable access to books and records owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.


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

(c) Any and all covenants and obligations of either party hereto which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination of this Agreement, shall survive such termination.

ARTICLE 7
                               GENERAL PROVISIONS

Section 7.1 Assignment. APSG shall have the right to assign its rights hereunder to any Affiliate of APSG. The Company shall not have the right to assign their rights or obligations hereunder without the prior written consent of APSG.

Section 7.2 AMENDMENTS. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and such written modification(s) or amendment(s) shall be attached hereto

Section 7.3 Waiver of Provisions. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

Section 7.4 Additional Documents. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

Section 7.5 Attorneys' Fees. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.


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

Section 7.6 Offset. Any and all amounts owing or to be paid by the Company to APSG hereunder or otherwise shall be subject to offset and reduction pro tanto by any amounts that may be owing at any time by APSG to the Company in connection with this Agreement or any other agreement between APSG and the Company or any transaction contemplated hereby or thereby, as reasonably determined by APSG. APSG need not give notice of such offset to the Company.

Section 7.7 Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

Section 7.8 Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 7.9 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

Section 7.10 Choice of Forum. The parties hereto agree that any suit, action or proceeding arising from or related to this Agreement shall be instituted only in a state or federal court in Travis County, Texas. Each of the parties hereto consents to the in personam


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

jurisdiction of any state or federal court in Travis County, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Travis County, Texas may also have jurisdiction over such suits, actions or proceedings, and in the event that any party hereto shall institute such a proceeding in a jurisdiction outside Travis County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Travis County, Texas, including without limitation any additional expenses incurred as a result of litigating in another jurisdiction, such as fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

Section  7.11   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                             Signature Page Follows


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



                                 SIGNATURE PAGE

                                       TO

                          MANAGEMENT SERVICES AGREEMENT



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            APS CONSULTING, INC.


                  By:           /s/ James J. Connors, Jr.
                                ----------------------
                  Printed Name:    James J. Connors, Jr.
                                ----------------------
                  Title:         President
                                ----------------------


                                         AMERICAN PHYSICIANS SERVICE GROUP, INC.


                  By:            /s/ W. H. Hayes
                                ----------------------
                  Printed Name:    W. H. Hayes
                                ----------------------
                  Title:          Sr. VP
                                ----------------------